S&P Quality Rankings Global Equity Managed Trust

Cusip: 09250D109

Ticker: BQY

Record Date	November 15, 2010
Pay Date	November 30, 2010

Distribution Amount per share	$0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.058153	23%	$0.058153	23%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.191847	77%	$0.191847	77%

Total (per common share)	$0.250000	100%	$0.250000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on October 31, 2010				4.42%

Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2010				7.01%

Cumulative total return (in relation to NAV) for the fiscal year through October 31, 2010				10.96%

Cumulative fiscal year distributions as a percentage of NAV as of October 31, 2010				5.70%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Currently there is no estimated return of capital for the Trust. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

S&P Quality Rankings Global Equity Managed Trust

Cusip: 09250D109

Ticker: BQY

Record Date	February 15, 2011
Pay Date	February 28, 2011

Distribution Amount per share	$0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.064626	26%	$0.077819	15%
Net Realized Short-Term Capital Gains	$0.121539	49%	$0.138372	28%
Net Realized Long-Term Capital Gains	$0.063835	25%	$0.283809	57%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.250000	100%	$0.500000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2011				3.54%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2011				6.88%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2011				3.88%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2011				1.72%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

Currently there is no estimated return of capital for the Trust. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257